[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
PHONE 615.443.9869
C B R L G R O U P, I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. ANNOUNCES COMPLETION OF SALE OF LOGAN’S

Up to $350 Million of Proceeds Slated For Share Repurchases
Company Declares Regular Dividend and Reports Debt Repayment

LEBANON, Tenn. (December 6, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today announced the closing of the sale of its Logan’s Roadhouse,® Inc. subsidiary (“Logan’s”) to LRI Holdings, Inc. (“LRI”), an affiliate of Bruckmann, Rosser, Sherrill & Co. Inc. (“BRS”), a New York-based private equity investment firm with approximately $1.2 billion in funds under management, and an affiliate of Canyon Capital Advisors LLC (“Canyon”), a Los Angeles-based investment firm with more than $11 billion under management, and its associated private equity and debt investment firm, Los Angeles-based Black Canyon Capital LLC.

Total consideration in the transaction was approximately $486 million, subject to customary post-closing adjustments, if any, for working capital, indebtedness and capital expenditures. This amount included the proceeds from a real estate sale-leaseback transaction undertaken by Logan’s and closed prior to completion of the divestiture, which was used to satisfy inter-company indebtedness. The sale/leaseback consideration also included retention by the Company of three Logan’s restaurant locations at which certain remaining real estate matters precluded their being included in the sale/leaseback at this time. Until these three properties can be sold, CBRL will lease them to Logan’s under terms and conditions consistent with the sale-leaseback transaction. The expected net proceeds to the Company after payment of taxes and expenses associated with the transaction are approximately $385 million, plus retention of the three Logan’s properties.

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CBRL Announces Completion of Sale of Logan’s

December 6, 2006

The Company also announced that its Board of Directors had authorized the use of up to $350 million of the proceeds from the transaction in a combination of:

•
A modified “Dutch Auction” tender offer (the “Tender Offer”) for up to $250 million (approximately 5.4 million shares, subject to a 2% over-allotment) of the Company’s common stock at a price range of $42 to $46 per share; and

•
An open market stock repurchase program allowing for purchases of up to an additional $100 million of the Company’s common stock to be made from time to time through open market transactions at management’s discretion to be implemented after completion of the Tender Offer.

These share repurchases are expected to represent, upon completion, approximately 25% of the Company’s currently outstanding shares, subject to changes related to average share price of the repurchases. The Company noted that the authorized repurchases for up to $350 million of stock are in addition to an existing repurchase authorization under which management is authorized to repurchase approximately 821,000 shares of the Company’s common stock.

The Company also announced that it expects to use the remaining funds from the Logan’s divestiture, together with cash balances on hand, to reduce its outstanding debt under its existing credit facility by
$75 million.

The Company expects to commence the Tender Offer during the week of December 11, 2006 and close the transaction during the week of January 8, 2007. The open market purchase program could commence ten business days after completion of the Tender Offer and could include the adoption by the Company of a
10b5-1 repurchase plan.

The Company also announced that its Board of Directors has declared a regular quarterly dividend of $0.14 per common share. The record and payment dates for that dividend will be established in conjunction with the closing date of the Tender Offer and are expected to be in either late January or early February.

Commenting on the announcements, CBRL Chairman, President and Chief Executive Officer Michael A. Woodhouse said, “These announcements signal a major strategic milestone for the Company, truly a red-letter day in our history. They substantially complete the ambitious plan of strategic initiatives that we began to develop over a year ago and position us to move forward totally focused on our strong and established Cracker Barrel Old Country Store® brand. We look forward to completing the upcoming Tender Offer and share repurchase authorization and the expected refinancing of our outstanding convertible debt, for which we previously arranged a delayed-draw term loan facility. And, we sincerely wish our friends and colleagues at
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CBRL Announces Completion of Sale of Logan’s

December 6, 2006

Logan’s continued success as they grow their business, and we thank them for their many contributions to CBRL.”

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 551 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: successful completion of the Tender Offer and share repurchase authorization; the effects of incurring substantial indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; the effects of uncertain consumer confidence, higher costs for energy, consumer debt payments, or general or regional economic weakness, or weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; the ability of the Company to sustain or the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect the Company’s brands and products; commodity, workers compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general, including concerns about E. coli bacteria, hepatitis A, “mad cow” disease, “foot-and-mouth” disease, and bird flu, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; changes in interest rates or capital market conditions affecting the Company’s financing costs or ability to obtain financing or execute initiatives; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the ability of the Company to retain key personnel during and after the restructuring process; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at

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CBRL Announces Completion of Sale of Logan’s

December 6, 2006

Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the company’s restaurant or retail supply chain; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

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